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                                                                    EXHIBIT 23.4

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 27, 2004 relating to the financial statements of CombiMatrix Group (a division of Acacia Research Corporation), which appears in Acacia Research Corporation's Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement

PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
January 31, 2005